EXHIBIT 10.13

ACTION BY UNANIMOUS WRITTEN CONSENT
OF THE
COMPENSATION COMMITTEE
OF
NETIQ CORPORATION

Effective as of January 25, 2002

In accordance with Section 141(f) of the Delaware General Corporation Law and Sections 3.12 and 4.3 of the Bylaws of NetIQ Corporation, a Delaware corporation (the “Company”), the undersigned, constituting all of the members of the Compensation Committee of the Board of Directors of the Company (the “Committee”), hereby adopt the following resolutions, effective as of the date written above:

Agreement with Ching-Fa Hwang

WHEREAS, the Committee and Ching-Fa Hwang (the “Executive”) have reached an understanding whereby, after the appointment of a new Chief Executive Officer, the Executive will remain employed by the Company through at least June 30, 2002 (the “Initial Period”) to support the transition of the new Chief Executive Officer.

RESOLVED, that through the Initial Period, the Executive will continue to receive a base salary at a rate equal to his current base salary in effect on the date hereof and his executive bonus as in effect on the date hereof.

RESOLVED, that until the end of the Initial Period, the Executive’s options to purchase common stock of the Company (the “Options”) granted under the Company’s stock incentive plan (the “Plan”) will continue to vest in accordance with the Plan or the applicable option agreement.

RESOLVED, that at the end of the Initial Period, the Executive’s unvested Options will become immediately vested and exercisable.

RESOLVED, that the Executive’s Options that have an exercise price higher than the closing price of the Company’s stock as of the date hereof (“Underwater Options”) shall remain exercisable until the third anniversary of the last day of the Initial Period.

RESOLVED, that all Options, other than the Underwater Options, shall remain exercisable for the period specified in the Plan or the applicable option agreement and, if not exercised by the end of such period, shall be forfeited and cancelled in accordance with the terms of the Plan.

RESOLVED, that while the Executive remains a member of the Board, he will be entitled to participate in all health and medical benefit plans of the Company for which the Executive was eligible on the date hereof, or comparable coverage, until comparable health insurance coverage is available to the Executive in connection with subsequent employment.

/S/ ALAN W. KAUFMAN Alan W. Kaufman

/S/ SCOTT D. SANDELL Scott D. Sandell

/S/ YING-HON WONG Ying-Hon Wong